UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

PUBLIC STORAGE

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	95-3551121
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto pursuant to Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.02Results of Operations and Financial Condition and Exhibits

On April 30, 2015 Public Storage announced its financial results for the quarter ended March 31, 2015. The full text of the press release issued in connection with the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07Submission of Matters to a Vote of Security Holders

Three proposals were submitted to our shareholders for a vote at the 2015 Annual Meeting. The proposals are described in detail in our proxy statement for the 2015 Annual Meeting filed with the Securities and Exchange Commission on March 20, 2015. The final results for the votes for each proposal are set forth below.

1.

Our shareholders elected eight trustees to our Board of Trustees, to hold office until the 2016 Annual Meeting or until their successors are duly qualified and elected. The votes for each nominee were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Ronald L. Havner, Jr.	136,781,909	6,073,324	4,963,151	8,478,164
Tamara Hughes Gustavson	142,589,438	5,041,669	187,452	8,478,164
Uri P. Harkham	143,617,231	3,967,344	234,213	8,478,164
B. Wayne Hughes, Jr.	136,561,513	11,025,314	231,786	8,478,164
Avedick B. Poladian	140,786,808	6,841,046	190,934	8,478,164
Gary E. Pruitt	145,240,662	2,391,050	186,976	8,478,164
Ronald P. Spogli	145,443,067	2,187,922	187,624	8,478,164
Daniel C. Staton	143,659,662	3,924,345	234,781	8,478,164

2.	The shareholders ratified the appointment of Ernst & Young LLP as Public Storage’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
155,229,247	857,286	210,080	0

3.	The shareholders approved the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
135,769,291	10,014,133	2,035,364	8,478,164

Item 9.01Financial Statements and Exhibits

(c)Exhibits

Exhibit 99.1—Press Release dated April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:April 30, 2015

PUBLIC STORAGE

By:	/s/ John Reyes
John Reyes
Chief Financial Officer